Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 4 to Registration Statement (File No. 333-274696) on Form F-1 of our report dated July 10, 2023 with respect to the audited consolidated financial statements of Metros Development Co., Ltd. for the years ended November 30, 2022 and 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 26, 2024